Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Zac Fields (319) 786-8146

ALLIANT ENERGY ANNOUNCES FIRST QUARTER 2022 RESULTS

•First quarter GAAP earnings per share was $0.77 in 2022 compared to $0.68 in 2021
•Reaffirming 2022 earnings guidance range of $2.67 to $2.81
•Received verbal approval today for 414 megawatts of additional solar generation in Wisconsin

MADISON, Wis. - April 28, 2022 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) for the three months ended March 31 as follows:

	GAAP EPS
	2022	2021
Utilities and Corporate Services	$0.73	$0.66
American Transmission Company (ATC) Holdings	0.03	0.03
Non-utility and Parent	0.01	(0.01)
Alliant Energy Consolidated	$0.77	$0.68

“We had a solid start to the year with more than 25% of our 2022 guidance midpoint coming in the first quarter, and we are reaffirming our 2022 guidance range of $2.67 to $2.81,” said John Larsen, Alliant Energy Chair, President and CEO. “We are also excited to share yet another major milestone in our purpose-driven clean energy transition, receiving verbal approval today for the remaining 414 megawatts of our nearly 1,100 megawatt proposed solar expansion in Wisconsin.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.73 per share of GAAP EPS in the first quarter of 2022, which was $0.07 per share higher than the first quarter of 2021. The primary drivers of higher EPS were higher allowance for funds used during construction (AFUDC), higher earnings resulting from Wisconsin Power and Light Company’s (WPL’s) increasing rate base, higher sales due to favorable temperature impacts versus 2021, as well as higher temperature-normalized sales.

Details regarding GAAP EPS variances between the first quarters of 2022 and 2021 for Alliant Energy are as follows:

Variance
Higher allowance for funds used during construction	$0.02
Higher revenue requirements primarily due to increasing rate base at WPL	0.02
Estimated temperature impact on retail electric and gas sales	0.02
Other (includes higher temperature-normalized sales in 2022)	0.03
Total	$0.09

Higher revenue requirements primarily due to increasing rate base at WPL - In December 2021, WPL received an order from the Public Service Commission of Wisconsin approving WPL’s proposed settlement for its retail electric and gas rate review covering the 2022/2023 Test Period. WPL recognized a $0.02 per share increase in the first quarter of 2022 due to higher revenue requirements from increasing rate base, including investments in solar generation. The construction activity related to these investments also resulted in higher AFUDC for the first quarter of 2022.

Estimated temperature impact on retail electric and gas sales - Alliant Energy’s retail electric and gas sales increased an estimated $0.03 per share in the first quarter of 2022 due to impacts of colder than normal temperatures on customer demand, compared to an estimated increase of $0.01 per share in the first quarter of 2021.

2022 Earnings Guidance

Alliant Energy’s consolidated guidance of $2.67 to $2.81 earnings per share for 2022 remains unchanged. Drivers for Alliant Energy’s 2022 earnings guidance include, but are not limited to:
•Ability of IPL and WPL to earn their authorized rates of return
•Stable economy and resulting implications on utility sales
•Normal temperatures in its utility service territories
•Execution of cost controls
•Execution of capital expenditure and financing plans
•Consolidated effective tax rate of 4%

The 2022 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws including corporate tax reform in Iowa, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the first quarter 2022 results is scheduled for Friday, April 29, 2022 at 9 a.m. central time. Alliant Energy Chair, President and Chief Executive Officer John Larsen, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-394-8218 (United States or Canada) or 323-794-2149 (International), passcode 4175543. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through May 6, 2022, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 4175543. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 985,000 electric and 425,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, deferred expenditures, deferred tax assets, tax expense, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed and certain other retired assets, decreases in sales volumes, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;
•federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders;
•the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, and adjustments made to deferred tax assets and liabilities;
•the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities including due to tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines and project costs, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;
•employee workforce factors, including changes in key executives, ability to hire and retain employees with specialized skills, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•any material post-closing payments related to any past asset divestitures, including the sale of Whiting Petroleum, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•weather effects on results of utility operations;
•the direct or indirect effects resulting from the ongoing COVID-19 pandemic and the spread of variant strains, including any vaccine mandates and testing requirements, on sales volumes, margins, operations, employees, labor markets, contractors, vendors, the ability to complete construction projects, supply chains, customers’ inability to pay bills, suspension of disconnects, the market value of the assets that fund pension plans and the potential for additional funding requirements, the ability of counterparties to meet their obligations, compliance with regulatory requirements, the ability to implement regulatory plans, economic conditions and access to capital markets;
•issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits, the Coal Combustion Residuals Rule, future changes in environmental laws and regulations, including federal, state or local regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce carbon dioxide emissions;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•inflation and interest rates;
•disruptions to the supply of materials, equipment and commodities needed to construct solar generation and storage projects and maintain ongoing operations, including due to geopolitical issues, shortages, labor issues or transportation issues, which may, among other potential impacts, affect the ability to meet capacity requirements and result in increased capacity expense;
•possible changes to MISO’s methodology establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new generating facilities such as IPL’s and WPL’s additional solar generation may be accredited with energy capacity and may require IPL and WPL to adjust their current resource plans, the need to add resources to comply with MISO’s proposal, or procure capacity in the market whereby such costs might not be recovered in rates;
•changes in the price of delivered natural gas, transmission, purchased electricity and coal, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and MISO’s annual resource adequacy process;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;
•impacts that excessive heat, excessive cold, storms or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•impacts on equity income from unconsolidated investments from valuations and potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2022 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2022 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures.

Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three months ended March 31, 2022 and 2021. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins. Utility electric margins and utility gas margins are non-GAAP financial measures that will be reported and reconciled to the most directly comparable GAAP measure, operating income, in our first quarter 2022 Form 10-Q.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended March 31:

EPS:	GAAP EPS
	2022	2021
IPL	$0.35	$0.31
WPL	0.37	0.34
Corporate Services	0.01	0.01
Subtotal for Utilities and Corporate Services	0.73	0.66
ATC Holdings	0.03	0.03
Non-utility and Parent	0.01	(0.01)
Alliant Energy Consolidated	$0.77	$0.68

Earnings (in millions):	GAAP Income (Loss)
	2022	2021
IPL	$87	$79
WPL	92	84
Corporate Services	4	3
Subtotal for Utilities and Corporate Services	183	166
ATC Holdings	8	8
Non-utility and Parent	1	(3)
Alliant Energy Consolidated	$192	$171

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in millions, except per share amounts)
Revenues:
Electric utility	$773	$701
Gas utility	262	170
Other utility	11	13
Non-utility	22	17
	1,068	901
Operating expenses:
Electric production fuel and purchased power	168	133
Electric transmission service	138	134
Cost of gas sold	168	100
Other operation and maintenance:
Energy efficiency costs	11	5
Non-utility Travero	16	13
Other	126	128
Depreciation and amortization	166	164
Taxes other than income taxes	27	26
	820	703
Operating income	248	198
Other (income) and deductions:
Interest expense	74	69
Equity income from unconsolidated investments, net	(15)	(15)
Allowance for funds used during construction	(11)	(4)
Other	—	2
	48	52
Income before income taxes	200	146
Income tax expense (benefit)	8	(28)
Net income	192	174
Preferred dividend requirements of IPL	—	3
Net income attributable to Alliant Energy common shareowners	$192	$171
Weighted average number of common shares outstanding:
Basic	250.6	250.0
Diluted	250.9	250.4
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.77	$0.68

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2022	December 31, 2021
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$67	$39
Other current assets	1,025	1,030
Property, plant and equipment, net	15,192	14,987
Investments	533	517
Other assets	2,022	1,980
Total assets	$18,839	$18,553
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$333	$633
Commercial paper	276	515
Other current liabilities	912	906
Long-term debt, net (excluding current portion)	7,383	6,735
Other liabilities	3,858	3,774
Alliant Energy Corporation common equity	6,077	5,990
Total liabilities and equity	$18,839	$18,553

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$379	$272
Accounts receivable sold to a third party	(128)	(127)
Net cash flows from operating activities	251	145
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(307)	(214)
Other	(23)	(17)
Cash receipts on sold receivables	115	209
Other	(8)	(16)
Net cash flows used for investing activities	(223)	(38)
Cash flows from (used for) financing activities:
Common stock dividends	(107)	(102)
Proceeds from issuance of long-term debt	650	—
Payments to retire long-term debt	(300)	—
Net change in commercial paper	(239)	(53)
Other	(1)	10
Net cash flows from (used for) financing activities	3	(145)
Net increase (decrease) in cash, cash equivalents and restricted cash	31	(38)
Cash, cash equivalents and restricted cash at beginning of period	40	56
Cash, cash equivalents and restricted cash at end of period	$71	$18

KEY FINANCIAL AND OPERATING STATISTICS

	March 31, 2022	March 31, 2021
Common shares outstanding (000s)	250,814	250,135
Book value per share	$24.23	$23.05
Quarterly common dividend rate per share	$0.4275	$0.4025

	Three Months Ended March 31,
	2022	2021
Utility electric sales (000s of megawatt-hours)
Residential	1,945	1,878
Commercial	1,612	1,560
Industrial	2,596	2,618
Industrial - co-generation customers	235	216
Retail subtotal	6,388	6,272
Sales for resale:
Wholesale	721	686
Bulk power and other	1,224	385
Other	17	19
Total	8,350	7,362
Utility retail electric customers (at March 31)
Residential	836,907	830,540
Commercial	144,752	143,872
Industrial	2,441	2,471
Total	984,100	976,883
Utility gas sold and transported (000s of dekatherms)
Residential	15,360	13,731
Commercial	9,589	8,611
Industrial	1,146	1,089
Retail subtotal	26,095	23,431
Transportation / other	29,877	24,690
Total	55,972	48,121
Utility retail gas customers (at March 31)
Residential	378,990	376,341
Commercial	44,749	44,564
Industrial	341	346
Total	424,080	421,251

Estimated margin increases from impacts of temperatures (in millions) -
	Three Months Ended March 31,
	2022	2021
Electric margins	$7	$3
Gas margins	4	2
Total temperature impact on margins	$11	$5

	Three Months Ended March 31,
	2022	2021	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	3,749	3,606	3,440
Madison, Wisconsin (WPL)	3,719	3,599	3,528

(a)HDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs.